Exhibit 10.2

Execution Version

April 21, 2026

TuHURA Biosciences, Inc.

10500 University Center Drive, Suite 110

Tampa, FL 33612

Re:	Fee Letter

Ladies and Gentlemen:

This is the Fee Letter referred to in that certain Loan Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among TUHURA BIOSCIENCES, INC., a Nevada corporation (the “Borrower”), and PARKVIEW HOLDINGS ONE LLC, a Florida limited liability company (the “Lender”). All capitalized terms used but not defined herein shall have the respective meanings given to them in the Loan Agreement.

In addition to (but without duplication of) any fees or other amounts payable by the Borrower to the Lender under the terms of the Loan Agreement and the other Loan Documents, the Borrower agrees to the following:

Borrower will pay a fully earned and non-refundable closing fee (the “Closing Fee”) in an aggregate amount equal to $5,000,000.00 (which amount equals 10.00% of the aggregate principal amount of the Revolving Credit Commitment as of the Closing Date) due and payable in full on the Closing Date; provided, however, that the Borrower may, at its option, elect to pay all or a portion of the Closing Fee in shares of common stock of the Borrower at a price per share equal to $2.662, which is the average of the daily closing price of such common stock on the Nasdaq Capital Market for the ten (10) trading days ending on and including the Closing Date (the “Share Portion”). The shares of common stock included in the Share Portion shall be due and issuable within three (3) business days after the approval of the issuance thereof by the stockholders of the Company in accordance with the rules and regulations of the Nasdaq Stock Market LLC, provided that if such approval is not obtained by August 31, 2026, then the Share Portion shall become due and payable in cash on September 1, 2026.

All of the foregoing fees are deemed fully earned when required to be paid and shall be nonrefundable when paid. All amounts payable under this Fee Letter shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter.

This Fee Letter is a Loan Document and shall govern in the event of any inconsistency with the Credit Agreement or the other Loan Documents with respect to the subject matter hereof, as the case may be.

This Fee Letter may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute the same agreement. Receipt by telecopy of any executed signature page to this Fee Letter shall constitute effective delivery of such signature page. This Fee Letter to the extent signed and delivered by means of electronic transmission (including “pdf”), shall be treated in all manner and respects and for all purposes as an original agreement or amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

THIS FEE LETTER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

[Signature Pages Follow]

Very truly yours,

PARKVIEW HOLDINGS ONE LLC, as Lender

By:	/s/ Vijay Patel
Name:	Vijay Patel
Title:	Manager

Signature Page to Fee Letter

ACCEPTED and AGREED as of the date first written above:

TUHURA BIOSCIENCES, INC., a Nevada corporation, as Borrower

By:	/s/ James Bianco, M.D.
Name: James Bianco
Title: Chief Executive Officer

Signature Page to Fee Letter